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                                                                   EXHIBIT 10.13





                           CONSTRUCTION LOAN AGREEMENT


                                                         DATE: December __, 1998

      THIS CONSTRUCTION LOAN AGREEMENT ("Agreement"), made by and between ORIOLE HOMES CORP., a Florida corporation (hereinafter called the "Borrower"), whose address is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, (hereinafter called the "Lender"), whose address is: 5581 West Oakland Park Boulevard, 2nd Floor, Lauderhill, Florida 33313.

                                   WITNESSETH:

      WHEREAS, Borrower is the fee simple owner of certain real property located in Palm Beach County, Florida, more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Land"); and

      WHEREAS, Borrower intends to construct One Hundred Thirty (130) single family residential homes on the Land which is part of the development project to be known as Addison Green of the Aberdeen PUD in Boynton Beach, Palm Beach County, Florida 33437 (the "Project"); and

      WHEREAS, Borrower has requested of Lender and Lender is willing to lend to Borrower, upon the terms and conditions contained in the Loan Documents (hereinafter defined) and as hereinafter set forth, the total aggregate sum of SIX MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS ($6,750,000.00) (the "Loan") evidenced by an Acquisition Real Estate Promissory Note of even date herewith (the "Acquisition Note") in the original principal sum THREE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS ($3,750,000.00) and a Construction Revolver Real Estate Promissory Note ("Construction Note") of even date herewith in the original principal amount of THREE MILLION AND 00/100 U.S. DOLLARS ($3,000,000.00) (the Acquisition Note and Construction Note are sometimes hereinafter collectively

                                   - - 175 - -


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referred to as the  "Note") and by a Letter of Credit  Facility in the amount of
Two Hundred Thousand and 00/100 U.S. Dollars ($200,000.00); and

      WHEREAS, the Loan will be secured by that certain Mortgage and Security Agreement of even date herewith (the "Mortgage") encumbering inter-alia the Land and the Houses (hereinafter defined) to be constructed thereon, and by all the Loan Documents associated with this Loan transaction (the "Loan Documents"); and

      WHEREAS, the Lender has agreed to make the Loan only upon the terms and conditions hereinafter stated and not otherwise.






      IT IS THEREFORE AGREED between the parties hereto as follows:


                                    ARTICLE I
                              DISBURSEMENT OF FUNDS

(A) Purpose. The proceeds of the Loan shall be utilized for the acquisition of the Project, and for hard and soft construction costs and related interest carry relating to the construction of 130 single family residential homes ("Houses" or "Units") all to be located within the Project. The terms "Houses" and "Project" shall include any and all buildings, structures, and improvements now or hereafter erected on or in the Project, including, but not limited to, fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings, structures, and improvements and shall sometimes hereinafter collectively be referred to as the "Improvements".

(B)    Use of Proceeds. The Borrower shall use the Loan Proceeds as follows:

      (a) The proceeds from the Acquisition Note shall be used to acquire the Land. Borrower shall pay and deliver to Lender upon execution hereof its own equity totaling at least One Million Seven Hundred Seventy-One Thousand Eighty-Three and 32/100 U.S. Dollars ($1,771,083.32) to pay for that portion of the Project Costs as shown on the "Loan Budget" and defined as "Borrower's Equity," all defined and described in Exhibit "C" hereto; and

                                   - - 176 - -


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      (b) The Proceeds of the  Construction  Note shall only be utilized to fund the Lender approved vertical hard and soft construction costs. Except as set forth hereinbelow, all Houses must be "Pre-Sold" as hereinafter defined. Pre-Sold Houses shall mean Houses for which a fully executed arms-length contract ("Contract") has been executed between Borrower and a
      third  party  purchaser   which  contain  no  unsatisfied   contingencies,
      including end-loan financing evidenced by a pre-qualification letter, and which meet full conformity with Lender's standards, and for which at least a five percent (5%) non-refundable deposit has been given to Borrower or its escrow agent by a third party purchaser. All Contract deposits must be escrowed with Lender, unless Buyer waives it rights to have its deposit escrowed. All contracts must be fully subordinated to the Loan and the Mortgage. Notwithstanding the foregoing, and upon the execution hereof , Borrower shall have the right to construct five (5) types of model Houses approved in advance by Lender (the "Models") and one speculative house ("Speculative House"). After the Speculative House is Pre-Sold, the Borrower shall only be permitted to have one (1) Speculative House under construction and/or unsold at any one time. A Speculative House is defined as a House which is not Pre-Sold. The five (5) Models and Speculative House which may be constructed by Borrower with the use of proceeds from the Construction Note shall be referred to herein as the "Spec/Model Allowance." Upon the execution hereof, Borrower may construct two (2) more Houses in addition to the Spec/Model Allowance (the "Additional Spec Houses"). The Additional Spec Houses will be funded by Lender using the same formula as if each was a Speculative House. However, the Additional Spec Houses must be converted to Pre-Sold Houses within ninety (90) days of the date hereof. In the event the Additional Spec Houses are not converted to Pre-Sold Houses within said ninety (90) days, then any amounts funded under the Construction Note for the Additional Spec Houses shall be immediately due and payable and failure to pay said amount within said ninety (90) days shall constitute an Event of Default under the Note, the Mortgage and the terms herein. In addition to construction of
      individual   Houses  which  will  be  funded  from  the  proceeds  of  the
      Construction Note, portions of the Loan proceeds shall be utilized for amounts which may be set forth on the Loan Budget which must be acceptable to Lender's Inspector and will be funded from the proceeds of the Construction Note.

(C) Request for Disbursement. No sums shall be due and payable until Borrower shall deliver a signed requisition to the Lender for payment, in form and content previously approved by the Lender, and until and unless:

      (1) Payroll and material invoices and/or contracts shall have been confirmed by the Borrower to the satisfaction of the Lender.

      (2) Labor and materials shall have been delivered to and used upon or incorporated in the Improvements in a manner satisfactory to the Lender and in compliance with the plans, specifications and addenda aforesaid.

                                   - - 177 - -

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      (3)     Such payment shall be in accordance  with any  applicable  laws of
              Florida, subject to any rights of the Lender reserved to it herein.

      (4) Payment shall be subject to and contingent upon receipt of such additional documents and/or information as the title insurance company which is insuring the lien of the Mortgage may reasonably require.

      Notwithstanding anything herein to the contrary in this Paragraph (C), funds shall only be disbursed by Lender to Borrower for work actually in place.

(D) Conditions to each Advance. The proceeds of the Construction Note shall be disbursed for the Models and the Speculative House on the basis of a draw schedule to be approved by Lender prior to the execution hereof, up to certain maximum amounts per model type on a standard (non-premium) lot to be established by Lender prior to the execution hereof upon its review of plans and budgets submitted to Lender by Borrower. Funding under the Construction Note on a per House basis for a Speculative House and/or one of the five (5) Models shall, in no event, exceed the lesser of : (a) 65% of the appraised value of a completed House less the Acquisition Note basis per lot of $28,846.00; or (b) 65% of the sales price for the House, less the Acquisition Note basis per lot of $28,846.00; or (c) 100% of the approved vertical hard and soft costs per House. For "Pre-Sold" Houses, funding under the Construction Note on a per House basis shall in no event exceed the lesser of: (a) 75% of the appraised value of the House, less the Acquisition Note basis per lot of $28,846.00; (b) 75% of the sales price for the House, less the Acquisition Note basis of $28,846.00; or (c) 100% of the approved vertical hard and soft costs per House. All draw requests shall be subject to the review and approval of Lender, and all draw requests shall be funded, if possible, within five (5) working days of  receipt  of all  required  information.  All  requests  shall be limited to one (1) draw per month. Lender shall make disbursements through a disbursement agent, such as a title company, at the expense of Borrower, which disbursement agent shall monitor project notices to owner and partial releases. No funds shall be disbursed by Lender to Borrower under the Construction Note for the construction of a House, unless such House is the subject of a Contract, except with respect to Models and the Speculative Houses as set forth herein. The maximum number of Units which may be funded under the Construction Note at any one time (which includes the Models and Speculative Houses) shall be based upon the combined cost of completion of such Houses then under construction, such that the combined cost of completion thereof shall be equal to or less than the remaining availability under the Construction Note. Should any Contract be canceled, Borrower shall have ninety (90) days to replace such canceled Contract with a new Contract or pay off the amount disbursed by Lender related to such Contract, unless considered one of the Models or a permitted Speculative House. Should a Contract allow for a purchaser's funds to be used in construction, funding available under the Construction Note for the particular House shall be correspondingly reduced. All advances shall be contingent upon compliance with the

                                   - - 178 - -


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      following  conditions  precedent  which  shall  be in form  and  substance satisfactory to Lender, in its sole discretion:

              (a) Building Permit: Borrower must have obtained and delivered to Lender and its Inspector an unconditional, irrevocable building permit fully approved by all governmental authorities covering the Improvements for which Lender is advancing funds.

              (b) No Default: The warranties and representations contained in this Agreement shall be correct and true, all the covenants, terms and conditions of this Agreement shall remain satisfied, and no Event of Default (after all grace periods have expire), or circumstances or events which, upon the lapse of time, the giving of notice, or both, could become an Event of Default, shall have occurred as of the date of the Advance.

              (c) Borrower's Request and Evidence of Construction and Payment: Within five (5) business days prior to each Advance, Borrower shall supply Lender with a written request for an Advance, which request shall set forth the amounts sought, and shall be accompanied by the application form required by Lender, fully executed, and a certificate signed by Borrower, the Lender's Inspector (the "Inspector") and the Contractor ("Borrower's Certificate") certifying that (1) the work for which payment is requested has been completed in accordance with the final plans and specifications for the Project and the Houses to be constructed thereon submitted to Lender by Borrower prior to the execution hereof and approved by Lender ("Final Plans and Specifications"), (2) the said work has been fully paid or will be fully paid for with the proceeds of the Advance, (3) the work completed to date is in conformity with the schedule of completion of the Improvements previously provided to Lender, and
                                 (4) states the anticipated completion date of the

                                   - - 179 - -


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                                 Improvements,   and   discloses  all  known  or
                                 anticipated  change  orders in the  Contract or
                                 the  Final  Plans  and   Specifications.   Each
                                 Borrower's   Certificate   shall  constitute  a
                                 representation by Borrower that it reaffirms as true all representations made to Lender herein
                                 or  herewith;   that  all  conditions  to  such
                                 disbursement have been fulfilled; that any materials to be paid for have been physically incorporated into the Improvements, free of liens and encumbrances; and that the work
                                 conforms  to  the  approved   Final  Plans  and
                                 Specifications. Each request for an Advance shall be accompanied by such other evidence as may, from time to time, be requested by Lender, including, but not limited to, applications,
                                 certificates,   and   affidavits  of  Borrower,
                                 Inspector, Architect, Contractor, Disbursing Agent and Title Company, showing:


      (i) the percentage of completion of the Improvements and the value of that portion of the Improvements completed at that time;

      (ii) that all outstanding claims for labor, materials, and fixtures through the date of the last Advance have been paid, and liens therefore waived in writing, except for non-paid claims approved in writing by Lender;

      (iii) that there are no liens outstanding against the premises, except for Lender's lien and security interest, liens for property taxes not yet payable and other liens approved in writing by Lender;

      (iv) that Borrower has complied with all of Borrower's obligations under the Loan Documents as of the date of the request for an Advance;

      (v) that all work prior to the date of the request for an Advance has been done in a workmanlike manner by the Contractor and all Subcontractors, and in accordance with the Final Plans and Specifications;

      (vi) copies of all bills or statements for expenses for which the Advance is required (paid bills are required only for the last Advance);

                                   - - 180 - -


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      (vii)   that all change  orders and extras in any amount  whatsoever  have been approved in writing by Lender, except as otherwise provided for in this Agreement;

      (viii)  that  the  undisbursed   portion  of  the  construction   fund  is
              sufficient to pay the cost of completing the Improvements in accordance with the Final Plans and Specifications; and

      (ix) that each Advance is to be used for the specific account for which the disbursement is made.

      (x) any other conditions precedent to loan disbursements that may be required by Lender, including, but not limited to, items set forth in the Loan Commitment executed by Lender and Borrower and dated December 11, 1998 (the "Loan Commitment").

      The request for an Advance shall contain claims for labor and materials to the date of the last inspection by the Inspector, and not for labor and materials rendered thereafter. Upon Lender's receipt for request for Advance, the Inspector will inspect the premises to determine the percentage of completion as well as the workmanship of the contractors and compliance with the approved final Plans and Specifications for the Houses. The Inspector will review all progress draw requests based on the percentage of work completed and the cost-to-complete. Each draw will be contingent upon the Lender's receipt of the Inspector's approval thereof.

              (d) Subcontractors. If requested by Lender, and if reasonably available, Borrower shall furnish copies, certified by Borrower to be true and correct, of all major subcontracts and purchase orders for the provision of labor and materials for the construction of the Improvements, and a statement from each Subcontractor and supplier:

                         (i) stating the amount of its contract and the amount paid to date; and

                         (ii) acknowledging full payment (less retainage) for all work done and/or materials supplied.

              (e) Title Insurance. Lender shall receive an endorsement to the policy of title insurance updating the policy to the date of the current Advance, and increasing the insurance coverage to an amount equal to the sum of all prior Advances and the current Advance, without additional exceptions or objections.

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              (f)                Survey. Upon the foundation of each House being
                                 completed, a sketch of survey of the premises shall be furnished to Lender showing each House foundation to be within property lines and building set back lines, and also showing easements, roads, etc.

              (g)                Materials.  If  requested  by Lender,  Borrower
                                 shall furnish to Lender evidence reasonably satisfactory to Lender that Borrower and Contractor have obtained or can obtain all necessary materials as and when required for the completion of the Improvements in accordance with the Final Plans and Specifications. Lender shall be the sole, but reasonable judge of the sufficiency of such evidence. Lender, at its option, may, but shall not be required to, disburse funds from materials stored on the Land or off-site; provided, however, in each instance, said materials will not be purchased on a retained title basis, and title to the materials shall be in Borrower, and shall be free of any and all claims of lien. With regard to materials stored on the Land, any Advances therefore are solely at the discretion of Lender, and said materials shall be stored in a secure manner, and protected from damage or theft. Materials stored off-site shall be either in a bonded warehouse, or, if in a supplier's warehouse, the supplier shall supply evidence of adequate insurance. Borrower shall also provide to Lender evidence of insurance in transit. Lender further reserves the right to have its Inspector verify the quantity and location of said materials.

              (h) Photographs. If requested by Lender, monthly photographs of the progress of construction of each Residence.

              (i) Inspector's Report. The Lender shall have reviewed and approved from the Lender's inspector, an acceptable "Front End" analytical report, satisfactory to Lender, approving the Plans

                                   - - 182 - -


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                                 and   Specifications,   cost   budget  for  the
                                 project, any construction contracts, and such other construction documentation and all other information required by Lender.

      Lender need not make any requested Advance unless Lender shall approve the Borrower's Certificate and all other required documentation. The approval of such Borrower's Certificate and required documentation by Lender shall not constitute an acceptance of the work and materials, nor be binding upon Lender, except to the extent that the facts are as represented when so approved. With respect to all disbursements under the Loan, Lender shall have the right to make payment by check or joint check to Borrower, the Contractor, Subcontractors and Suppliers and any combination or by credit directly to Borrower or the Contractor's account, all of which shall be separately or in any combination, constitute proper disbursement.

(E) Final Advance. When the Improvements have been completed, Borrower shall supply Lender with the following documents in addition to satisfying all of the conditions and supply all of the documents required under paragraph
      (D) hereof,  prior to payment of the final Advance and  retainage  held by
      Lender:

              (a) Certificates from the Architect and Engineers, if applicable, and the Inspector that the Improvements have been completed in accordance with the Final Plans and Specifications, in good and workmanlike manner, and in accordance with the requirements of all governmental authorities having or purporting to have jurisdiction over the premises.

              (b) A certificate from Borrower stating the total construction for costs of the Improvements for which the final Advance is requested.

              (c) A photographic copy of a final Certificate of Occupancy for each House which the final Advance is requested issued by the appropriate official of the jurisdiction in which the premises is located, and any other governmental certificates necessary to evidence that the completed House complies with all zoning ordinances and building regulations.


                                   - - 183 - -


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              (d)                Two (2) originals of an  "As-Built"  survey for
                                 each House for which the final Advance is requested prepared by a registered surveyor
                                 satisfactory   to  Lender,   and  containing  a
                                 certification to Lender in such form as Lender may require, showing each House as completed to be within the property lines and building set back lines, and also showing easements, roads, etc.

              (e) Contractor's and Borrower's Final Affidavit in form and substance satisfactory to Lender and the Title Company, stating that all bills and expenses in connection with the construction of each House for which the final Advance is requested have been paid, and complete releases of liens signed by the Contractor and all Subcontractors and persons furnishing materials, services or labor to or on the premises.

              (f) A policy of title insurance containing no exceptions unacceptable to Lender and issued by the Title Company in the name of the Lender and the amount of the Note.

              (g)                Policies  of  fire,   lightening  and  extended
                                 coverage insurance and such other types of insurance as may be required by Lender in such amounts and containing such terms as required in the Mortgage or as otherwise required by Lender, endorsed to show the interest of Lender and in form and substance and written by company satisfactory to Lender.

              (h) All other instruments and documents reasonably required by Lender.

(F) Right to Withhold Funds. In addition to the right to require Equity Funds (hereinafter defined), Lender may elect to withhold any Advance, notwithstanding the substance of any report of any Inspector or Architect, or any documentation submitted to Lender in connection with a request for an Advance, if Lender determines, at any time, that the actual cost, budget or progress of construction differs materially from that as shown on the breakdown of costs or that the

                                   - - 184 - -


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      percentage  of  progress  of  construction  of  the  Improvements  differs materially from that as shown on the request for an Advance for the period in question. Furthermore, if any instrument or document submitted by Borrower in connection with any request for an Advance shall not, in the reasonable exercise of Lender's reasonable discretion, comply in all respects with the conditions and requirements of this Agreement, then Lender may amend, reduce or withhold funding of a request for an Advance, as Lender, in its reasonable discretion, shall deem proper under the circumstances.

(G) Equity Funds. Borrower shall supply a minimum equity contribution of not less than $1,771,083.32 as set forth within the Loan Commitment. Also, at any time, and from time to time, Lender may require a construction cost breakdown of the Project in progress by the Borrower or Inspector, or by an expert in the construction cost field to be designated by Lender. If, in the judgment of Lender, the balance of the total estimated construction costs of the Improvements, including all soft costs and interest carry, exceeds the amount of the total construction fund remaining to be disbursed, Lender must be provided with evidence to show where the funds necessary to complete the Improvements are to be derived. Lender shall have the right to demand that Borrower, within five (5) days of being notified, deposit equity funds in an amount equivalent to the deficiency with Lender to be disbursed during the course of construction of the Improvements ("Equity Funds"). Failure to provide the required Equity Funds within said five (5) days shall be an Event of Default under the Note, Mortgage, and hereunder.

      Any Equity Funds deposited by Borrower with Lender shall be held in a separate account to be disbursed by Lender or the Disbursing Agent to fund all subsequent requests for Advances and in a manner so as to comply with the Florida Construction Lien Law, it being agreed that no Advances of Loan proceeds shall be made until the Equity Funds have been exhausted unless Lender otherwise agrees in writing. Lender may, at any time, and from time to time, require Borrower to deposit additional Equity Funds within five (5) days of notification whenever it shall appear to Lender that the remaining proceeds of the Loan to be disbursed and remaining
      Equity Funds will be insufficient to pay the remaining portion of the construction cost not already paid and to otherwise complete construction of each House in accordance with the Final Plans and Specifications. If Lender does not require a deposit of Equity Funds, Borrower shall pay and deliver to Lender satisfactory evidence of the payment of any portion of the construction cost in excess of the amount of the construction fund which remains to be disbursed, together with a lien waiver satisfactory to Lender and Title Company.

(H) Disbursement Schedule. Said payments shall be made in accordance with the schedule approved by Lender, and Contractor (hereinafter defined) subject to the provisions of the Florida Construction Lien Law, and the other provisions hereof. Lender may, in its sole discretion, establish a ten percent (10%) "hold-back" requirement for the disbursements of the funds hereunder which will be released upon the completion of any particular subcontract or line item.

                                   - - 185 - -

(I) Revolving Nature of Loan. The Borrower shall be permitted to borrow, repay and reborrow under the Loan, from time to time, subject to the terms and conditions of the Construction Note governed by this Construction Note Agreement, provided, however, that the aggregate principal amount outstanding under the Construction Note may increase or decrease, but shall never exceed the sum of THREE MILLION and 00/100 DOLLARS ($3,000,000.00). The proceeds of the Construction Note shall only be utilized to fund the acquisition cost of the individual lots to be mortgaged hereunder, and to fund Lender approved vertical hard and soft construction costs. Additionally, Borrower shall not be entitled to receive any advances under the Construction Note if the total outstanding principal balance of the Construction Note, plus all sums yet to be disbursed to complete construction of Houses for which disbursement has already commenced, exceeds the sum of THREE MILLION and 001/00 DOLLARS ($3,000,00.00).

(J) Default. Upon any default to comply with any of the terms hereunder or an Event of Default, as such term is defined in the Note, Mortgage or in the other Loan Documents, Lender shall not be obligated to make disbursements.

(K) Correction of Defects. The Lender has the right to reject defective work and materials and shall withhold payments until defects are corrected.

(L) Lender's Inspection Rights. The Lender shall have the unrestricted right of making inspections of the Property encumbered by the Mortgage from time to time and each Residence by its duly authorized agent from time to time, at Borrower's sole cost and expense, during the period of construction but same is solely for the benefit of Lender. Furthermore, Lender has the right to select any Inspector of its choice to make any of the inspections and/or inspection reports that may be referenced herein. The cost of any such inspector(s), inspections, or inspection reports shall be paid for by Borrower.

(M) Payments to Lienors. The Lender, upon an Event of Default, may make payments for labor and materials and services due under the terms of the contract directly to the lienor who has furnished or performed same.

(N) Inspection Fees. A Construction Plan and Budget Review Fee shall be paid by Borrower to Lender in the amount of $625.00. Additionally, a Draw Inspection Fee in the amount of $150.00 per House, shall be collected at the time of the first draw for construction of a particular House. Also, all costs incurred by Lender in connection with the Lender's use of an Inspector, including, but not limited to, any architect or engineer costs, shall be paid by Borrower.

(O) Disbursing Agent. The Loan proceeds of the Construction Note shall be disbursed by Lender through its Project Administrator ("Disbursing Agent"). All costs associated with disbursing the Loan and the costs of the Disbursing Agent shall be borne by the Borrower.

                                   - - 186 - -

                                   ARTICLE II
                                   ----------
                                  MISCELLANEOUS

(A) Drawings, Specifications and Addenda. The drawings, specifications and addenda form a part of this Agreement and any work shown on the drawings but not mentioned in the specifications and addenda, or vice versa, is to be executed the same as though particularly specified or set forth in the drawings to the true meaning and intent of said drawings and specifications.

(B) Property of Lender. All drawings, specifications and addenda filed with the Lender are and remain the Property of the Lender.

(C) Change Request. No change in said plans, drawings and specifications, exclusive of buyer options, the cost of which exceeds $10,000.00 per House, shall be made without the express prior written approval of Lender, which approval shall not be unreasonably withheld or delayed. Lender's approval may be unreasonably withheld or delayed for change orders which exceed, in the aggregate, $250,000.00.

(D) Itemized Breakdown. The Borrower, when requested by the Lender, shall promptly furnish the Lender and/or Inspector with an itemized breakdown of the hard and soft construction costs of the Improvements which are to be or have been made subject to the terms of this Agreement. Loan proceeds for items not associated with the construction of project Improvements (e.g., architect's and engineer's fees, impact fees, equipment, reserved interest and other soft cost reserves) will be advanced no more frequently than twice a month, in accordance with the approved budget for the project and upon presentation of a proper, fully documented request satisfactory to and approved by Lender. Lender may require the submission of corresponding invoices, paid receipts, canceled checks, lien waivers, and/or bills-of-sale, as it may determine, from time to time, in its sole discretion.

(E) Survey. A foundation survey, in form and scope satisfactory to Lender, shall be required when the foundation of each House is completed.

(F) Final Survey. A final survey, in form and scope satisfactory to Lender, shall be required when each House is completed.

(G) Title Insurance. An endorsement to Lender's mortgagee title insurance policy ("Title Policy"), satisfactory to Lender, shall be provided to Lender at the time of each disbursement of funds under the Loan. Each endorsement shall show all matters of record since the last endorsement and increase its coverage to include the amount of the disbursement.


                                   - - 187 - -

(H)   Financial Covenants.

      (i) Annually, during the term of the Loan, Borrower shall provide Lender with fiscal year end audited income statements, balance sheets, cash flow analysis, projections, tax returns, contingent liability statements and a Quarterly Financial Presentation which shall be certified, true and correct in all material respects by an officer of the Borrower. The Quarterly Financial Presentation shall include the following schedules for Borrower and its subsidiaries:

              (1)    Consolidated Balance Sheets;
              (2)    Consolidated Statement of Operations;
              (3)    Consolidated Statement of Cash Flows;
              (4)    Interest, Rental and Other Income Schedule;
              (5)    Net Inventories Schedule;
              (6) Consolidated Statement of Operations By Quarters- one page schedule for applicable period;
              (7)    Cost of Houses and Condominiums Sold;
              (8)    Selling, General and Administrative Expenses;
              (9)    Operations Earnings Analysis - Current Period;
              (10)   Operations Earnings Analysis - Prior Year;
              (11) Report of New Contracts, Closings and Backlog of Houses and Condominiums;
              (12)   Estimated Cost of Completion Included in Inventories; and
              (13)   Houses/Condominiums Completed or Under Construction.

      (ii) During the term of the Loan, Borrower shall provide Lender with income and expense statements (quarterly), cash flow analysis (annually), projections (annually) and sales reports (quarterly) relating to the Project which shall be certified, true and correct in all material respects by an officer of the Borrower.

(I) Conformance with Law. Borrower agrees to comply with all federal, state and local laws, rules and regulations of any nature whatsoever, including, without limitation, all applicable zoning ordinances and building codes, throughout the term of the Loan. The Borrower certifies that all Improvements, when completed, will comply with all applicable law. Borrower represents that it has obtained all licenses, building permits and approvals for the construction of all Improvements according to the terms hereof and the Loan Documents and has furnished Lender with copies of such items.


                                   - - 188 - -

(J) Insurance. Borrower shall, at its sole expense, comply with all of the insurance requirements set forth in the Mortgage and the other Loan Documents throughout the term of the Loan.

(K) Florida Law. In the event of enforcement of this Agreement or any dispute as to the interpretation or construction hereof, the laws of the State of Florida shall apply. In the event either party deems it necessary to cause litigation to enforce, interpret or construe the terms of this Agreement, court costs and attorneys' fees, including those incurred in appellate proceedings, shall be awarded to the prevailing party. Venue shall be in State Court in and for Broward or Palm Beach County, Florida, the jurisdiction of which court the parties hereby consent to.

(L) Commitment Letter Incorporated. All of the terms, covenants and conditions set forth in the Loan Commitment are hereby incorporated herein by reference and made a part hereof. In the event of a conflict between the Loan Documents and the Commitment, the Loan Documents shall prevail.

(M) Appraisal. Prior to closing, Lender must receive a satisfactory current MAI appraisal of the Project (consisting of the Land and the proposed Improvements) expressing an opinion of Market Value ((i) as is, (ii) upon completion, and (iii) upon sell out). The Lender must arrange for the appraisal and engage the appraiser. The appraisal must be ordered directly by the Lender and must conform to the Financial Institutions Reform Recovery and Enforcement Act of 1989 (FIRREA) and the related rules and regulations of the Office of the Comptroller of the Currency (the OCC), 12 CFR Part 34, effective August 24, 1990, as amended. The appraisal, including, without limitation, the appraisal methodology and the conclusion(s) of Market Value, shall be subject to Lender's review and approval. All appraisal costs and fees shall be paid by Borrower, and Borrower hereby agrees to immediately pay or prepay such appraisal costs or fees upon the request of Lender. Lender acknowledges receipt of a satisfactory MAI appraisal sufficient for the closing of the Loan.

       If at any time, but no more than once per year, Lender has reasonable belief that the value of the Mortgaged Premises may have declined or diminished in value from the value stated in the appraisal previously submitted to Lender, or at any time in the event the Loan is in default, then in that event, within seventy-five (75) days from Lender's written request to Borrower therefor, Borrower shall provide to Lender, at Borrower's sole cost and expense, a current appraisal of the Mortgaged Premises to be ordered by Lender from an appraiser designated by Lender and in form and content as required by Lender. Borrower shall cooperate fully with any such appraiser and provide all such documents and information as such appraiser may request in connection with such appraiser's performance and preparation of such appraisal. Borrower's failure to promptly and fully comply with Lender's requirements shall, without further notice, constitute an Event of Default under the Mortgage and the other Loan documents.

                                   - - 189 - -

(N) Partial Releases. The Borrower shall be required to repay principal amounts outstanding under the Acquisition Note and Construction Note from the proceeds of the sale of Houses. If, upon the execution hereof, the outstanding principal balance of the Acquisition Note is Three Million Seven Hundred Fifty Thousand and 00/100 U. S. Dollars ($3,750,000.00), then the Lender shall release each House from the lien operation and effect of the Mortgage upon Lender's receipt of $42,000.00, which sum will be allocated against the amounts outstanding under the Acquisition Note, together with 100% for all monies funded by Lender towards all hard and soft construction costs and interest carry for the particular House for which a release is requested, which sum shall be allocated against the amounts funded under the Construction Note (hereinafter referred to as the "Release Price"). If Borrower pays down the principal of the Acquisition Note by Six Hundred Eighty-Eight Thousand Four Hundred and 00/100 U.S. Dollars ($688,400.00) within ninety (90) days after the date the Acquisition Note is funded, then the Release Price shall be reduced from Forty-Two Thousand and 00/100 U.S. Dollars ($42,000.00) to Thirty-Three Thousand and 00/100 U.S. Dollars ($33,000.00) after the principal reduction under the Acquisition Note is made. If, upon the execution hereof, the principal balance of the Acquisition Note is Three Million Sixty-One Thousand Six Hundred and 00/100 U.S. Dollars ($3,061,600.00), then the Release Price shall be $33,000.00. The Release Price shall be utilized to repay the principal amount outstanding under the Note. In addition, Borrower shall pay accrued but unpaid interest. The Borrower shall be responsible for paying all of Lender's expenses and costs incurred in connection with the release of Residences from the lien operation and effect of the Mortgage.

(O) Lender's Cooperation. Lender shall provide reasonable assistance to Borrower, at no cost or unreasonable inconvenience to Lender, in Borrower's efforts to secure from Palm Beach County the return of Lender's check number 528652794 in the amount of $688,400.00 reflecting the amount funded to Palm Beach County under that certain Letter of Credit dated November 12, 1996, Letter of Credit Number S538620, or obtain Palm Beach County's check in the amount of $688,400.00 payable to Lender.


                                   ARTICLE III
                CONSTRUCTION LIEN LAW AND NOTICE OF COMMENCEMENT
                ------------------------------------------------

(A) Proper Payments. The right of the Borrower to make proper payments under its construction contract will be limited by any Notice to Borrower or Claims of Lien which may be served by any person supplying labor or materials to the project.

(B) Lender Notification. The Borrower shall furnish the Lender a copy of all Notices or Claims of Lien filed against the Land immediately upon receipt of same.


                                   - - 190 - -

(C) Lender's Right to Disburse. Upon an Event of Default, the Lender may disburse as directed by this Agreement without regard to the provisions of Florida's Construction Lien Law, and without responsibility or liability to the Borrower, Contractor, subcontractors, laborers or materialmen.

(D)   Release of Lien.  Borrower  further agrees to furnish releases of lien for all persons or entities who have filed a Claim of Lien against any property encumbered by the Mortgage or transfer the lien to bond within ten (10) days after its receipt of notice of the filing of same as set forth in paragraph (J) hereof provided same must be released or transferred to bond no more than thirty (30) days after the filing thereof and provided that a Notice of Commencement must be filed for each House.

(E) Contractor's Final Affidavit. Borrower shall furnish the Contractor's Final Affidavit as required by the Florida Construction Lien Law.

(F) Lender's Right to Make Payments to Lienors. Nothing in this article shall in any way restrict the Lender's prerogative for protection of its security interests, to make payments directly to lienors, as authorized by the Florida Construction Lien Law upon an Event of Default.

(G) Notice of Commencement. Borrower agrees not to permit recordation of any Notice of Commencement prior to recording the Mortgage of the Lender. In the event a Notice of Commencement should be recorded prior to the recording of the Lender's Mortgage, the Lender shall have the right to cancel this Agreement and be reimbursed for its costs and expenses incurred to date.

(H) Commencement and Completion of the Project. The construction of the Improvements shall commence on or before thirty (30) days after the date hereof. Borrower shall take all necessary steps to assure that such construction shall proceed continuously and diligently, without interruption, and Borrower shall complete each House, as evidenced by a certificate of completion and certificate of occupancy from the appropriate governmental agencies having jurisdiction, not later than eight (8) months from the date Lender funds proceeds toward the construction of each House, subject to force majeure events not to exceed a period of ninety (90) days which are beyond the reasonable control of Borrower.

(I) Post Copy. Borrower is required to post a certified copy of the Notice of Commencement for each lot which is encumbered by the Mortgage in accordance with Florida's Construction Lien Law.

(J) Transfer of Lien. Borrower is required, at Lender's request, to transfer any lien to other security (cash deposit or transfer bond) within 10 days after receipt of notice that a Claim of Lien is

                                   - - 191 - -
      recorded and no more than thirty (30) days of the recording of the same, provided a Notice of Commencement must be filed for each House.

(K) Contested Lien. Lender has the right to contest any lien filed or to transfer said lien to other security if Borrower fails to do so in a timely manner.

(L) General Contractor. Borrower will be acting as the General Contractor (sometimes referenced to herein as "Contractor") for the construction of the Improvements.


                                   ARTICLE IV
                               LENDER'S LIABILITY
                               ------------------

(A) Disbursement Obligation of Lender. The Borrower agrees that the holding, application and disbursement of the Loan funds shall be for the account of the Borrower, however, it is expressly understood by the parties that the holding, application and disbursement of the Loan funds is for the protection of the Lender.

(B)   Protection   of   Lender.   Lender's   activities   concerning   Florida's
      Construction Lien Law are for the protection of the Lender not the protection of the Borrower or potential lienors.

(C) Liability To Third Persons. This Agreement shall not be construed to make the Lender liable to materialmen, contractors, craftsmen, laborers, or others for goods or services delivered by them upon any property encumbered by the Mortgage, or for debts or claims accruing to any such parties against the Borrower.

(D) Inspection/Service. It is expressly agreed that all inspections and other services rendered by the Lender's officers or agents shall be rendered solely for the protection and benefit of the Lender and the Borrower shall not be entitled to claim any loss or damage against the Lender, or its officers, employees or agents. Lender shall not be liable for the failure of any dealer, contractor, craftsmen or laborer to deliver the goods or perform the services to be delivered or performed by them.

(E) Indemnification. Borrower hereby agrees to indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns, of and from any and all loss or damage, of whatever kind, and defend Lender and such other indemnified parties of, from and against any suits, claims or demands, including, without limitation, Lender's reasonable legal fees, paralegal fees, costs and expenses at the trial and appellate levels, on account of any matters or anything arising out of this Agreement or in connection with the Loan. Such obligations shall survive completion of the Improvements and repayment of the Loan. The foregoing indemnification

                                   - - 192 - -
      shall not apply to any acts or claims which result solely from the gross negligence or willful misconduct of Lender. The foregoing indemnification shall not apply to occurrences taking place after Borrower is no longer the owner of the Land with regard to claims not attributable in any manner to Borrower. Borrower shall also indemnify Lender with respect to any and all damages and/or liability arising out of any development work existing and previously completed on the Land, whether or not inspected by Lender or Palm Beach County, and any requirements that Palm Beach County may impose subject to the Closing, including, but not limited to, correcting any defects which Palm Beach County may require upon inspection of the project.


                                    ARTICLE V
                                LENDER'S REMEDIES
                                -----------------

(A) Failure to Perform. Upon the failure of the Borrower or its contractors or agents to perform according to the terms of this Agreement, or in the event they should prevent the Lender from so performing, or if they should cause or permit conditions to arise so that performance would be rendered impossible or hazardous for the Lender or in the event of the breach of any material condition by the Borrower under this Agreement or the Loan Documents, the Lender is authorized to withhold further disbursements of funds until all objections are removed.

(B) Breach Or Default. Borrower shall have a ten (10) day grace period from each respective due date in which to make any periodic installment of interest required under the terms of the Note. Additionally, in the event of any non-monetary breach or default hereunder (expressly excluding voluntary or involuntary bankruptcy proceedings filed by or against the Borrower and/or judgments rendered against the Borrower which in the aggregate exceed $200,000.00), the Lender shall give the Borrower 30 days written notice to correct such breach or default, and upon failure of the Borrower to comply with such written notice, within said 30 day period and such reasonable extensions thereof as may be granted by the Lender, solely at its option, the Lender may either credit all Loan funds then in its control upon the mortgage debt, and declare the Mortgage to be forthwith due and payable, and proceed to foreclose the Mortgage for the balance then remaining unpaid under the Note; or the Lender may assume full charge of the construction of the Improvements as agent of the Borrower and Borrower's Contractor, and proceed to enter into a contract for the completion of the Improvements.

(C) Payment to Lender. In the event Lender completes the Improvements, the Borrower expressly agrees to pay to the Lender, upon demand, all amounts that may be disbursed in completing the Improvements, together with reasonable compensation to the Lender for extra services rendered by it in completing the Improvements in excess of the aggregate Loan amount, and agrees that such excess sum shall be secured by the lien of the Lender's Mortgage if said excess sum shall not be paid immediately upon demand or arrangements satisfactory to the Lender made for the payment thereof, the Lender may declare the Mortgage immediately due and payable and may

                                   - - 193 - -
      proceed to foreclose the same, for said excess sum and for the principal sum then remaining unpaid under the Note.

(D) Reimbursement of Lender. Borrower agrees to reimburse Lender for all costs and expenses incurred by Lender in connection with any controversy, claim, demand or suit filed in connection with the construction of the Improvements, the performance by either party under this Agreement, including all court costs and Lender's reasonable attorneys' fees incurred in connection with any matter relating hereto.


                                   ARTICLE VI
                              BORROWER'S COVENANTS
                              --------------------

(A) Selection of Contractors and Subcontractors. The Borrower has accepted, and hereby accepts, the full responsibility for the selection of its Contractor and subcontractors and all materials, supplies and equipment to be used in the construction of the Improvements, and the Lender assumes no responsibility for the completion of the Improvements, according to the plans and specifications and for the contract price.

(B) Borrower's Compliance With Florida's Construction Lien Law. Borrower has further accepted, and hereby accepts, full responsibility for compliance with Florida's Construction Lien Law and hereby relieves the Lender from any and all liability thereunder of any nature whatsoever.

(C) Non-Commencement of Work. Borrower certifies that there has been no commencement of construction on the Land incident to the date hereof which could result in any Construction Lien or similar lien being filed against the Land which would be superior to the lien of the Lender's Mortgage.

(D) Default and Non-Performance. Anything herein contained to the contrary notwithstanding, there shall be no obligation upon the Lender to make any additional disbursements hereunder, if at the time of the request for such disbursements the Borrower is in default or has failed to perform any provision of this Agreement or of the Note and Mortgage.

(E) Liability for Claims, Demands, Losses or Damages. It is understood and agreed that the Lender shall not be liable for any claims, demands, losses or damages made, claimed or suffered by the Borrower excepting such as may arise through or could be caused by the Lender's willful or gross negligence.


                                   - - 194 - -

(F) Power of Completion. In the event of the bankruptcy of the Borrower or Contractor, or in the event of the general assignment to creditors by the Borrower or Contractor during the period of construction of each Residence and before completion thereof, or upon any other occasion which might result in cessation of work, the Lender shall have full power to take charge of and complete the construction and make disbursements of the Loan funds.

(G) Cross Default. In the event that Borrower shall be in default with respect to the Mortgage and the Loan evidenced by the Note, then Borrower shall be deemed in default with respect to all loans from Lender to Borrower. In the event that Borrower shall be in default with respect to any loan whatsoever from Lender, then Borrower shall be deemed to be in default with respect to the Mortgage and the Loan evidenced by the Note.

(H) Palm Beach Inspectors. Within ninety (90) days hereof, Borrower shall secure Palm Beach County inspection of all existing Improvements made on the Land.

(I) Principal Reduction Payment. Within three hundred sixty (360) days of the date that the Acquisition Note is funded, Borrower shall make a principal reduction payment under the Acquisition Note in the amount of $688,400.00. Failure to make such payment within said time shall be deemed an Event of Default hereunder and under the Note, Mortgage, and all other Loan Documents.


                                   ARTICLE VII
                                NOTICES OR COPIES
                                -----------------

      All notices or copies referred to herein shall be sent certified or return receipt requested mail to the Lender at the address specified in this Agreement with a copy to Lender's Counsel, Michael S. Ross, Esq., Greenspoon, Marder, Hirschfeld, Rafkin, Ross & Berger, P.A., Trade Centre South, Suite #700, 100 West Cypress Creek Road, Ft. Lauderdale, Florida 33309.


                                  ARTICLE VIII
                                  SEVERABILITY
                                  ------------

      If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenfoceability shall not affect any other provision hereof.



                                   - - 195 - -

                                   ARTICLE IX
                              WAIVER OF JURY TRIAL
                              --------------------

      LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.



                                   - - 196 - -

      IN WITNESS WHEREOF, the Borrower and Lender have caused these presents to be signed, the day and year first above written.

WITNESSES:

      BORROWER:

-------------------------
              ORIOLE HOMES CORP., a Florida
-------------------------
              corporation
(Printed Name of Witness)


      By:_________________________________

-------------------------
                    Mark A. Levy, President
-------------------------

(Printed Name of Witness)

         [Corporate Seal]




      LENDER:

-------------------------
              FIRST UNION NATIONAL BANK, a

-------------------------
              national banking association
(Printed Name of Witness)


      By:__________________________               _________________________
                                          Name:   ______________________
-------------------------
              Title:     ______________________
(Printed Name of Witness)

                                   - - 197 - -

STATE OF FLORIDA         )
                         )  SS.
COUNTY OF ___________    )


      The foregoing instrument was acknowledged before me this ___ day of December, 1998, by Mark A. Levy, as President of ORIOLE HOMES CORP., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced _____________________ (type of identification) as identification. .


                                        ----------------------------------------

                                                 NOTARY PUBLIC, STATE OF FLORIDA

                                       Printed Name:____________________________

                                       My Commission Expires:___________________
[Notary Seal]

      My Commission No.:______________________




                                   - - 198 - -

STATE OF FLORIDA               )
                               )  SS.
COUNTY OF ___________          )

      The foregoing instrument was acknowledged before me this ___ day of December, 1998, by _________________, as ____________ of FIRST UNION NATIONAL
BANK, a national banking association, on behalf of the banking association. He is personally known to me or has produced _____________________ (type of identification) as identification.


                                        ----------------------------------------

                                                 NOTARY PUBLIC, STATE OF FLORIDA

                                       Printed Name:____________________________

                                       My Commission Expires:___________________
[Notary Seal]

      My Commission No.:______________________




                                   - - 199 - -